As filed with the Securities and Exchange Commission on April 29, 2021

Registration No. 333-228126

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	4922	83-0516635
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

2200 Energy Drive

Canonsburg, PA 15317

(724) 271-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. Moore

Senior Vice President and General Counsel

2200 Energy Drive

Canonsburg, PA 15317

(724) 271-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Hannah T. Frank
Christi Davis
McGuireWoods LLP
Tower Two-Sixty
260 Forbes Avenue, Suite 1800
Pittsburgh, PA 15222
(412) 667-7936

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the registration statement on Form S-1 (Registration No. 333-228126) (the Registration Statement) of Equitrans Midstream Corporation (the Company), filed with the Securities and Exchange Commission (the SEC) on November 2, 2018 and originally declared effective by the SEC on November 9, 2018, with respect to the Equitrans Midstream Corporation 2018 Dividend Reinvestment Plan (the DRIP) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to deregister any securities registered pursuant to the Registration Statement that remain unsold thereunder and hereby terminates the effectiveness of the Registration Statement. Subsequent to the effectiveness of the Registration Statement, the Company became eligible to use Form S-3. The Company has filed with the SEC a new shelf registration statement on Form S-3 to register securities for sale under the DRIP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Canonsburg, Commonwealth of Pennsylvania, on April 29, 2021.

Equitrans Midstream Corporation

By:	/s/ KIRK R. OLIVER
Name: Kirk R. Oliver
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Chairman	April 29, 2021
Thomas F. Karam	(Principal Executive Officer)

/s/ KIRK R. OLIVER	Senior Vice President and Chief Financial Officer	April 29, 2021
Kirk R. Oliver	(Principal Financial Officer)

*	Vice President and Chief Accounting Officer	April 29, 2021
Brian P. Pietrandrea	(Principal Accounting Officer)

*	Director	April 29, 2021
Vicky A. Bailey

/s/ SARAH M. BARPOULIS	Director	April 29, 2021
Sarah M. Barpoulis

*	Director	April 29, 2021
Kenneth M. Burke

/s/ PATRICIA K. COLLAWN	Director	April 29, 2021
Patricia K. Collawn

*	Director	April 29, 2021
Margaret K. Dorman

/s/ D. MARK LELAND	Director	April 29, 2021
D. Mark Leland

*	Director	April 29, 2021
Norman J. Szydlowski

*	Director	April 29, 2021
Robert F. Vagt

*By:
/s/ KIRK R. OLIVER
Kirk R. Oliver, Attorney-in-Fact	April 29, 2021